UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 24, 2005

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective October 24, 2005, NCI Building Systems, Inc. (the “Company”) amended the special long-term restricted stock agreements between the Company and each of A. R. Ginn, Jr., the Company’s Chairman of the Board and Chief Executive Officer, Norman C. Chambers, the Company’s President and Chief Operating Officer, and Kelly R. Ginn, President and Chief Operating Officer of the Company’s Metal Building Components division, to provide for vesting in full in the event a grantee is terminated without cause or resigns with good reason (each as defined under the agreement). The agreement previously provided for full vesting upon a grantee’s retirement at normal retirement age, but only for proportionate vesting based on the grantee’s length of service (and forfeiture of any unvested balance remaining) upon a grantee’s termination without cause or resignation with good reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Name:	Todd R. Moore
Title:	Vice President, General Counsel and Secretary

Dated: November 8, 2005